EXHIBIT 10.1

AMENDMENT NO. 1 TO
CINTAS CORPORATION
2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Cintas Corporation (the “Company”) hereby adopts this Amendment No. 1 (this “Amendment”) to the Cintas Corporation 2016 Equity and Incentive Compensation Plan (the “Plan”), effective as of October 17, 2017 (the “Amendment Effective Date”). This Amendment will be effective as described herein.

WHEREAS, it is the desire of the Company to amend the Plan, effective as of the Amendment Effective Date, to modify the definition of “Retirement” therein; and

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan for this purpose pursuant to Section 19 of the Plan without obtaining the approval of the Company’s shareholders or Plan participants.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Board hereby amends the Plan as follows:

I.

Section 2(ll) of the Plan is hereby amended and restated in its entirety to read as follows:

“ ‘Retirement’ means, except as may otherwise be specified by the Committee with respect to an award, (i) in the case of an employee, termination of employment with the Company and its Subsidiaries, other than a termination due to Detrimental Activity, and other than by death or Disability, by an employee who has attained any of (A) at least 60 years of age with at least 12 years of continuous employment with the Company or a Subsidiary, (B) at least 61 years of age with at least 11 years of continuous employment with the Company or a Subsidiary, (C) at least 62 years of age with at least 10 years of continuous employment with the Company or a Subsidiary, (D) at least 63 years of age with at least 9 years of continuous employment with the Company or a Subsidiary, (E) at least 64 years of age with at least 8 years of continuous employment with the Company or a Subsidiary, or (F) at least 65 years of age or older with at least 7 years of continuous employment with the Company or a Subsidiary, and (ii) in the case of a non-employee Director, termination of service on the Board at such time and in such circumstances as is determined by the Board to constitute Board-approved retirement.”

II.

Except as amended by this Amendment, the Plan shall remain in full force and effect. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.

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